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                        PLEDGE AND SECURITY AGREEMENT

                          DATED AS OF MAY 13, 1996

                                   AMONG

                      CASINO MAGIC OF LOUISIANA CORP.

                       JEFFERSON CASINO CORPORATION,

                                as Grantors

                                    and

                     FIRST TRUST NATIONAL ASSOCIATION

                                 As Agent


                           FOR THE BENEFIT OF

                             THE HOLDERS OF

                  11 1/2% SENIOR SECURED NOTES DUE 1999

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PLEDGE AND SECURITY AGREEMENT ("Security Agreement") dated as of May 13,
1996, made by CASINO MAGIC OF LOUISIANA CORP., a Louisiana corporation (the "Company") and JEFFERSON CASINO CORPORATION, a Louisiana corporation ("JCC" and, together with the Company, the "Grantors"), to FIRST TRUST NATIONAL ASSOCIATION, as agent (the "Trustee") for the benefit of the holders (the "Holders") from time to time of the Notes hereinafter referred to. Except as otherwise defined herein, terms used herein and defined in the Indenture (as hereinafter defined) shall be used herein as so defined.

                          W I T N E S S E T H

WHEREAS, in accordance with that certain Stock Purchase Agreement, dated February 21, 1996, among the Company, Capital Gaming International, Inc., JCC, C-M of Louisiana, Inc. (n/k/a JCC) and Casino Magic Corp., and the Second Amended Plan of Reorganization of the Company, dated March 15, 1996, the Company will issue $35,000,000 aggregate principal amount of Senior Secured Notes Due 1999 (as same may be from time to time amended, modified or supplemented, the "Notes", which term shall include all securities issued under the Indenture as the same may be from time to time amended, modified or supplemented, pursuant to an Indenture (the "Indenture"), dated as of May 13, 1996, among the Company, as issuer, JCC, as guarantor, and the Trustee, as Trustee;

WHEREAS, the Grantors are the legal and beneficial owners of the Collateral (as hereinafter defined);

WHEREAS, it is a condition precedent to the purchase of the Notes under the Indenture that the Grantors execute and deliver to the Trustee this Security Agreement; and

WHEREAS, Grantors desire to execute this Security Agreement to satisfy the condition described in the preceding paragraph;

NOW, THEREFORE, in consideration of the benefits accruing to the Grantors, the receipt and sufficiency of which are hereby acknowledged, the Grantors hereby make the following representations and warranties to the Trustee and hereby covenant and agree with Trustee as follows:

1. CERTAIN DEFINED TERMS. (a) As used in this Security Agreement, the following terms have the meanings specified below (such meanings being equally applicable to both the singular and plural forms of the terms defined):

"ACCOUNT" means any "account," as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by any Grantor and, in any event, includes, without limitation, (i) all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Grantor (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by such Grantor, or from any other transaction, whether or not the same involves the sale of goods or services by any Grantor (including, without limitation, any such obligation which might be characterized as an account or contract right under the UCC), (ii) all of any Grantor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of any Grantor's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (iii) all moneys due or to become due to any Grantor under all contracts for the sale of goods or the performance of services or both by any Grantor (whether or not yet earned by performance on the part of any Grantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and (iv) all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

"CHATTEL PAPER" means any "chattel paper," as such term is defined in
Section 9-105(i)(b) of the UCC, now owned or hereafter acquired by any Grantor.

"COMPUTER HARDWARE AND SOFTWARE" means, with respect to any Grantor, (i) all computer and other electronic data processing hardware, whether now owned, licensed or leased or hereafter acquired by such Grantor, including, without limitation, all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (ii) all software programs, whether now owned, licensed or leased or hereafter acquired by such Grantor, designed for use on the computers and electronic data processing hardware described in clause (i) above, including, without limitation, all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) all firmware associated therewith, whether now owned, licensed or leased or hereafter acquired by such Grantor; and (iv) all documentation for such hardware, software and firmware described in the preceding clauses (i), (ii) and (iii) above, whether now owned, licensed or leased or hereafter acquired by such Grantor, including, without limitation, flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

"CONTRACTS" means all contracts, undertakings or other agreements (other than Chattel Paper, Documents or Instruments) in or under which any Grantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

"DOCUMENTS" means any "document," as such term is defined in Section 9-105(l)(f) of the UCC, now owned or hereafter acquired by any Grantor.

"EQUIPMENT" means any "equipment," as such term is defined in Section 9-109(2) of the UCC, now owned or hereafter acquired by any Grantor and, in any event, includes, without limitation, all machinery, equipment, furnishings, fixtures, vehicles, computers and other electronic data-processing and office equipment now owned or hereafter acquired by any Grantor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

"GENERAL INTANGIBLES" means any "general intangibles," as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by any Grantor and, in any event, includes, without limitation, all uncertificated partnership interests, uncertificated interests in limited liability companies and other entities, dividends or distributions payable in respect of equity interests owned by any Grantor and proceeds from the sale or other disposition of any equity interest owned by any Grantor to the extent such equity interest does not otherwise constitute collateral for the obligations, customer lists, trademarks, patents, rights in intellectual property, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether patented or patentable or not) and technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill, rights of indemnification and all right, title and interest which any Grantor may now or hereafter have in or under any Contract, now owned or hereafter acquired by any Grantor.

"INSTRUMENT" means any "instrument," as such term is defined in Section 9-105(l)(i) of the UCC, now owned or hereafter acquired by any Grantor, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

"INVENTORY" means any "inventory," as such term is defined in Section 9-109(4) of the UCC, now owned or hereafter acquired by any Grantor, and wherever located, and, in any event, includes, without limitation, all inventory, merchandise, goods and other personal property now owned or hereafter acquired by any Grantor which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in any Grantor's business, or the processing, packaging, delivery or shipping of the same, and all finished goods.

"PLEDGED COLLATERAL" means, collectively,

    (i) all of the capital stock described in Schedule 1 hereto as being owned by JCC and issued by the Company (the "Stock");

   (ii) all additional shares of capital stock or other securities of the Company from time to time acquired by any Grantor in any manner (any such shares being "Additional Shares");

  (iii) the certificates representing the shares referred to in clauses (i) and (ii) above; and

   (iv) all dividends, distributions, cash, Instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

"UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Louisiana; PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Trustee's and the Secured Parties' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Louisiana, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

   (b) As used in this Security Agreement, the terms "certificated securities," "deposit account," "fixtures," "goods," "proceeds," and "uncertificated securities" shall have the meanings given to such terms in the UCC.

   (c) Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Indenture.

   2. SECURITY FOR NOTES, ETC. This Security Agreement is given by the Grantors in favor of the Trustee for the benefit of the Trustee and the Holders (referred to herein as the "Secured Creditors") to secure (i) the payment in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Sec. 362(a)) of (a) the principal of and interest on the Notes and (b) all other obligations and indebtedness of the Grantors, now existing or hereafter incurred under, arising out of or in connection with the Notes, the Guaranty, the Collateral Documents and the Indenture (together with this Agreement, collectively, the "Credit Documents"); and (ii) the due performance of and compliance with the terms of the Credit Documents by the Grantors, to the extent of any such Grantor's respective obligations thereunder (all such principal, interest, obligations and liabilities being herein collectively called the "Obligations")

   3. DEFINITION OF SECURITIES. As used herein, the term "Stock" shall mean all of the shares of the Company from time to time issued and outstanding. The Grantors represent and warrant that on the date hereof (i) the Stock consists of 100 shares of Common Stock, par value $ .01 per share;
(ii) JCC is the sole legal and beneficial owner of the Stock; and (iii) all such shares of the Stock are validly issued, fully paid and nonassessable.

   4.  PLEDGE AND ASSIGNMENT.

   4.1. PLEDGE AND ASSIGNMENT. To secure the obligations and for the purposes set forth in Section 2, the Grantors hereby pledge, assign, transfer, grant and deposit with the Trustee a continuing first priority security interest in and to all of the right, title and interest of the Grantors in and to the following property, whether now existing or hereafter acquired (collectively, the "Collateral"):

    (i) all Accounts;

   (ii) all Chattel Paper;

  (iii) all Computer Hardware and Software and all rights with respect thereto, including, without limitation, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or modern conversions of any of the foregoing;

   (iv) all Contracts and any and all claims of the Grantors for damages arising out of or for breach of or a default under any Contract and the rights of the Grantors to perform or to compel performance under any Contract and to exercise all remedies thereunder;

    (v) all Documents;

   (vi) all Equipment;

  (vii) all General Intangibles;

 (viii) all Instruments;

   (ix) all Inventory;

    (x) all Pledged Collateral;

   (xi) all other certificated securities and all other uncertificated securities;

  (xii) all Boat Conveyance Proceeds and all other cash of the Grantors;

 (xiii) all deposit accounts of the Grantors;

  (xiv) all other goods and personal property of the Grantors whether tangible or intangible or whether now owned or hereafter acquired by the Grantors and wherever located (collectively, the "General Collateral,");

   (xv) all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating, or referring to any of the foregoing; and

  (xvi) to the extent not otherwise included, all proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing;

PROVIDED, HOWEVER, that the Collateral shall expressly not include (a) furniture, fixtures and Equipment of the Company, (1) owned by the Company on May 13, 1996 (including, but not limited to, furniture, fixtures and Equipment subject to Liens securing the Indebtedness arising out of the claims of Bally Gaming, Inc. and International Gaming Corp. or their respective successors, assigns, affiliates or agents pursuant to the Stock Purchase Agreement) or (2) acquired by the Company after May 13, 1996 with Permitted FF&E Financing the terms of which forbid any Lien on such furniture, fixtures and equipment in favor of any other person (including the Trustee for the benefit of the Holders), (b) cash of the Company obtained by the Company solely from the sale of Inventory or the provision of services in the ordinary course of the Company's gaming operations, and
(c) cash of JCC received from Parent Equity Contributions or as proceeds of Indebtedness which JCC may incur under clause (g) of Section 5.11 of the Indenture.

   4.2. DELIVERY OF COLLATERAL. The Grantors shall deliver to the Trustee on the date hereof, and with respect to any Stock acquired by the Grantors after the date hereof, within five (5) days of such receipt, all certificates representing the Stock, accompanied by stock powers duly executed in blank by the Company.

   5. APPOINTMENT OF SUB-AGENTS. The Trustee shall have the right to appoint one or more sub-agents at the Grantors' expense for the purpose of retaining physical possession of the Collateral.

   6. RIGHTS, ETC., WHILE NO EVENT OF DEFAULT. Unless and until an Event of Default (such term to mean an Event of Default under, and as defined in, the Indenture) shall have occurred and be continuing, the Grantors shall be exclusively entitled to exercise all rights with respect to the Collateral, including with respect to the Stock, the rights, including voting rights, set forth in the Certificate of Incorporation of the Company as it relates to the Stock (the "Certificate,,) and, if authorized by such Certificate or by law, to give consents, waivers or ratifications in respect thereof; PROVIDED, HOWEVER, that no rights shall be exercised or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of this Security Agreement, any other Credit Document or any other instrument or agreement referred to therein, or which could reasonably be expected to have a material adverse effect on the value of the Collateral or the security intended to be provided by this Security Agreement. In case an Event of Default shall occur and be continuing, the rights granted to the Grantors under this Section 6 shall cease and the rights of the Trustee under Section 8 hereof shall become applicable.

   7. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until an Event of Default shall have occurred and be continuing, the Grantors shall be entitled to retain all cash dividends and other cash distributions (in each case to the extent authorized by the terms of the Indenture) in respect of the Stock. All dividends and other distributions in the form of certificated securities shall be delivered to the Trustee within five days of receipt thereof. After an Event of Default and while any Event of Default is continuing, the right of the Grantors to retain all cash dividends and distributions shall cease, and all dividends and distributions shall immediately be delivered by the Grantors to the Trustee.

   8. REMEDIES IN CASE OF EVENT OF DEFAULT. (a) In case an Event of Default shall have occurred and be continuing, the Trustee shall be entitled to exercise, in accordance with the terms of the Indenture, all of the rights, powers and remedies (whether vested in it by this Security Agreement, the Certificate, any other Credit Document or by law) for the protection and enforcement of its rights in respect of the Collateral, including without limitation, the following rights:

    (i) to receive all amounts payable (if any) in respect of the Collateral;

   (ii) to transfer all or any part of the Collateral into the Trustee's name, the names of the respective Holders or the names of their respective nominees;

  (iii) to vote all or any part of the Collateral (whether or not transferred into the name of the Trustee) and to give all consents, waivers and ratifications and to otherwise exercise all rights available to it in respect of the Collateral and otherwise to act with respect thereto as though it were the outright owner thereof (the Grantors hereby irrevocably constituting and appointing the Trustee the proxy and attorney-in-fact of the Grantors, with full power of substitution to do so) in accordance with the rights granted under the Certificate, the Collateral or applicable law; and

   (iv) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, for cash, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as may be reasonable; PROVIDED, HOWEVER, that at least 10 days' notice of the time and place of any such sale shall be given to the Grantors. At any such sale, unless prohibited by applicable law, the Trustee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any right or equity of redemption of the Grantors. Neither the Trustee nor any Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

Notwithstanding the foregoing, the Trustee shall not be obligated to take any action with respect to the exercise of any rights or remedies hereunder or pursuant to the instructions of Holders owning a majority of the principal amount of the Notes unless the Trustee receives indemnity satisfactory to it against any risk, claim, liability, loss, cost or expense.

   (b) The provisions of this Section 8(b) shall, without limiting the generality of any other provision of this Agreement, be applicable in the event any foreclosure shall take place in Louisiana on any Collateral or proceeds or, in connection with any foreclosing hereunder, Louisiana law shall otherwise be applicable. The Trustee, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests and sell the Collateral and the proceeds, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. For the purposes of Louisiana executory process procedures, the Grantors do hereby acknowledge the Obligations and confess judgment in favor of the Trustee and the Secured Parties for the full amount of the Obligations. The Grantors do by these presents consent and agree that upon the occurrence of an Event of Default it shall be lawful for the Trustee to cause all and singular the Collateral and the proceeds to be seized and sold under executory or ordinary process, at the Trustee's sole option, without appraisement, appraisement being hereby expressly waived, in one lot as an entirety or in separate parcels or portions as the Trustee may determine, to the highest bidder, and otherwise exercise the rights, powers and remedies afforded herein and under applicable Louisiana law. Any and all declarations of fact made by authentic act before a notary public in the presence of two witnesses by a person declaring that such facts lie within his knowledge shall constitute authentic evidence of such for the purpose of executory process. The Grantors hereby waive in favor of the Trustee: (a) the benefit of appraisement as appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (b) the demand and three days delay accorded by Louisiana Code of Civil Procedure Articles 2639 and 2721; (c) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721; (d) the three days delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; and (e) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above.
In the event the Collateral (or the proceeds) or any part thereof is seized as an incident to an action for the recognition or enforcement of this Agreement by executory process, ordinary process, sequestration, writ of fierl facias, or otherwise, the Grantors and the Trustee agree that the court issuing any such order shall, if petitioned for by the Trustee, direct the applicable sheriff or marshall to appoint as a keeper of the Collateral and the proceeds, the Trustee or any agent designated by the Trustee or any person named by the Trustee at the time such seizure is effected. This designation is pursuant to Louisiana Revised Statutes 9:5136-9:5140.2 and the Trustee shall be entitled to all the rights and benefits afforded thereunder as the same may be amended. It is hereby agreed that the keeper shall be entitled to receive as compensation, in excess of its reasonable costs and expenses incurred in the administration or preservation of the Collateral and the proceeds, an amount equal to $250.00 pr day payable on a monthly basis. The designation of keeper made herein shall not be deemed to require the Trustee to provoke the appointment of such a keeper.

  9. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Trustee provided for in this Security Agreement, the Certificate or the Credit Documents shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy now or hereafter existing at law or in equity or by statute. The exercise or commencement of the exercise by the Trustee or any Secured Creditor of any one or more of the rights, powers or remedies provided for in this Security Agreement, the Certificate, the Credit Documents or by applicable law shall not preclude the simultaneous or later exercise by the Trustee or any Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Trustee or any Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof.

 10. APPLICATION OF PROCEEDS. All moneys collected by the Trustee upon any sale or other disposition of the Collateral, together with all other moneys received by the Trustee hereunder, shall be applied: (i) first, to the payment of all costs and expenses incurred by the Trustee in connection with such sale, the delivery of the Collateral or the collection of any such moneys (including, without limitation, reasonable attorneys' fees and expenses); (ii) second, to the extent moneys remain after the application pursuant to preceding clause (i), to the Holders of the Notes to pay principal of or interest on the Notes and all reasonable expenses; and (iii) third, to the extent moneys remain after the application pursuant to preceding clause (ii), to the Grantors.

 11. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Trustee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise) the receipt by the Trustee or the officer making the sale of the purchase price for such Collateral shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Trustee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

 12. INDEMNITY. Each of the Grantors, jointly and severally, agrees to indemnify and hold harmless the Trustee from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and to reimburse the Trustee for all costs and expenses, including reasonable attorneys, fees and disbursements arising out of or resulting from this Security Agreement or the exercise by the Trustee of any right or remedy granted to it hereunder or under the Certificate, the Indenture, the Collateral Documents, the Collateral or applicable law, except to the extent that it is finally judicially determined that such claims, demands, losses, judgments and liabilities arose primarily out of the gross negligence or willful misconduct of the Trustee. In no other event shall the Trustee be liable for any matter or thing in connection with this Security Agreement other than to account for moneys actually received by it in accordance with the terms hereof. If and to the extent that the obligations of the Grantors under this Section 12 are unenforceable for any reason, the Grantors hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

The Grantors will upon demand pay to the Trustee the amount of any and all reasonable expenses, including fees and disbursements of its counsel and agents, which the Trustee may incur in connection with performance of Trustee's duties and administration of this Security Agreement or the exercise or enforcement of any of its rights or remedies hereunder or any action otherwise taken pursuant to this Security Agreement.

 13. FURTHER ASSURANCES. The Grantors agree that they will, at the Grantors' own expense, file and refile such financing statements, continuation statements and other documents in such offices as may be necessary or appropriate or that the Trustee may reasonably request and wherever required or permitted by law in order to perfect and preserve the Trustee's security interest in the Collateral and hereby authorize the Trustee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of the Grantors where permitted by law, and agree to do such further acts and things and to execute and deliver to the Trustee such additional conveyances, assignments, supplements, agreements and instruments as may be necessary or appropriate or that the Trustee may reasonably require or deem advisable to carry into effect the purposes of this Security Agreement or to further assure and confirm unto the Trustee its rights, powers and remedies hereunder.

 14. THE TRUSTEE AS AGENT. The Trustee will hold in accordance with this Security Agreement all items of the Collateral at any time received by it under this Security Agreement. The interest of each Secured Creditor in the Collateral shall be in proportion to the aggregate unpaid principal amount of the obligations owed to and held by such Secured Creditor plus accrued and unpaid interest thereon and except with respect to the claims of the Trustee as agent hereunder and under the Indenture, without priority or preference of any Secured Creditor over the other. It is expressly understood and agreed that the obligations of the Trustee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Security Agreement, are only those expressly set forth in this Security Agreement and the Indenture. Nothing contained herein shall impose any duties on the Trustee beyond the duties of Trustee as Trustee under the Indenture.

 15. TRANSFER BY THE GRANTORS. The Grantors will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except pursuant to the Indenture or this Security Agreement).

 16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE GRANTORS. Each Grantor represents, warrants and covenants, as applicable, that: (a) it is the beneficial owner of, and has good and marketable title to, the Collateral pledged by it in Section 4 subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the liens and security interests created by this Security Agreement; (b) each Contract pledged by it is in full force and effect, has not been amended or modified, has not been assigned by such Grantor to any party, and no party has sent or received any notice of default thereunder and no event has occurred as of the date hereof which with the passage of time or the giving of notice, or both, would constitute a default thereunder; (c) no material amendment or modification of any Contract which would have a material adverse effect on the Trustee or the assignment and security interest granted hereby to the Trustee shall be effective without the prior written consent of the Trustee; (d) the delivery of this Security Agreement by it does not constitute the basis for a default under any Contract pledged by it; (e) there is not pending or threatened any claim or litigation against or affecting it contesting the validity of any of the Collateral; (f) it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Security Agreement; (g) this Security Agreement has been duly authorized, executed and delivered by such Grantor and constitutes a legal, valid and binding obligation of such Grantor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors, rights generally or by equitable principles relating to enforceability; (h) no consent of any other party (including without limitation any stockholder or creditor of such Grantor, or any of its subsidiaries) and, except for UCC filings made on or contemporaneously with the date hereof in the jurisdictions and appropriate offices set forth on Schedule 2 hereto, no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Grantor in connection with the execution, delivery or performance of this Security Agreement or to obtain a valid and perfected first security interest in the Collateral; (i) the execution, delivery and performance of this Security Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the certificate of incorporation or by-laws of such Grantor or of any securities issued by such Grantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which such Grantor is a party or which purports to be binding upon such Grantor or upon any of its assets, and will not result in the creation or imposition of any lien or encumbrance on any of the assets of the Grantors except as contemplated by this Security Agreement; (j) each Grantor's chief executive office and principal place of business are as set forth on Schedule 3 hereto, and each other location where Inventory or Equipment of each Grantor is located, and any other location where any Grantor maintains a place of business, are as set forth on Schedule 4 hereto;(k) all the shares of the Stock have been duly and validly issued, are fully paid and nonassessable; and (1) the pledge, assignment and delivery of the Stock and, after certain financing statements have been filed with respect to the Collateral, this Security Agreement, creates a valid and perfected first security interest in the Collateral, subject to no prior lien or encumbrance or to any agreement purporting to grant to any third party a lien or encumbrance on the property or assets of such Grantor which would include the Collateral.

The Grantors covenant and agree that they will defend the Trustee's right, title and security interest in and to the Collateral against the claims and demands of all persons whomsoever; and the Grantors covenant and agree that they will have like title to and right to pledge any other property at any time hereafter pledged to the Trustee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Trustee and the Secured Creditors.

The Grantors shall notify Trustee in the event any Grantor receives any material notice or communication with respect to any Agreement, including, without limitation, notices of default, and shall promptly forward copies of any such communications to Trustee.

Each Grantor agrees that it will not move its chief executive office or change its name without giving the Trustee at least 30 days prior written notice thereof.

 17. GRANTORS' OBLIGATIONS ABSOLUTE, ETC. Except as otherwise required by law, the Obligations of the Grantors under this Security Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstances or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from the Indenture or the Collateral Documents or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Security Agreement; (c) any furnishing of any additional security to the Trustee or its assignee or any acceptance thereof or any release of any security by the Trustee or its assignee; (d) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to a Grantor or any subsidiary of a Grantor, or any action taken with respect to the Security Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Grantor shall have notice or knowledge of any of the foregoing.

 18. TERMINATION; RELEASE. On the date when no Notes are outstanding and all obligations have been indefeasibly paid in full, this Security Agreement shall terminate, and the Trustee, at the request and expense of the Grantors, will execute and deliver to the Grantors a proper instrument or instruments acknowledging the satisfaction and termination of this Security Agreement, and will duly assign, transfer and deliver to the Grantors a proper instrument or instruments acknowledging the satisfaction and termination of this Security Agreement, and will duly assign, transfer and deliver to the Grantors (without recourse and without any representation or warranty other than a representation and warranty that the Trustee has complied with all of the requirements of this Security Agreement) such of the Collateral as may be in the possession of the Trustee and as has not theretofore been sold or otherwise applied or released pursuant to this Security Agreement, together with any moneys at the time held by the Trustee hereunder, will return to the Grantors all of the documents delivered by the Grantors to the Trustee pursuant to this Security Agreement and will execute and file under the UCC or other applicable law such termination statements and other documents in such offices as the Grantors may deem necessary or appropriate and wherever required or permitted by law in order to terminate the Trustee's security interest in the Collateral, and agrees to do such further acts and things and to execute and deliver to the Grantors such additional instruments as the Grantors may reasonably require or deem advisable to terminate such security interest.

Notwithstanding the foregoing, so long as no Default or Event of Default shall have occurred under the Indenture and be continuing, then provided the Trustee shall have received notice from the Company fifteen (15) days before the Release Date (as such term is defined in the Indenture) of the Release Date, the Trustee shall on the Release Date (or, in the case of failure of the Company to timely notify the Trustee in accordance with this Section 18, fifteen (15) days from the date of actual receipt by the Trustee of such notice of the Release Date) release or cause to be released all Liens of this Security Agreement securing obligations other than (i) those Liens granted to the Trustee in respect of a lease by the Company of the Crescent City Queen Casino pursuant to Section 4.4(b) of the Indenture, and (ii) those Liens securing proceeds from the foregoing. The Trustee shall release such Liens pursuant to this Section 18 in accordance with the provisions of
Article XI of the Indenture, the Collateral Documents and the TIA.

 19. NOTICES, ETC. All notices and other communications hereunder shall be in writing and shall be delivered or mailed in the manner set forth in the Indenture, addressed as follows:

     (a) if to a Grantor, at:

         Casino Magic of Louisiana Corp.
         c/o Casino Magic Corp.
         711 Casino Magic Drive
         Bay St. Louis.  MS 39520
         Attention: Chief Financial Officer

     with a copy to:

         Casino Magic Corp.
         711 Casino Magic Drive
         Bay St. Louis.  MS 39520

     (b) if to the Trustee, at:

         First Trust National Association
         180 East Fifth Street
         Saint Paul, Minnesota 55101
         Attention: Scott Strodthoff

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. All notices to any Holder shall be given by delivering or mailing such notice to the Trustee under the Indenture.

 20. MISCELLANEOUS. This Security Agreement shall be binding upon the successors and assigns of the Grantors and shall inure to the benefit of and be enforceable by the Trustee and its successors and assigns. This Security Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Louisiana. The headings in this Security Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Security Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Security Agreement which shall remain binding on all parties thereto.

IN WITNESS WHEREOF, the Grantors and the Trustee have caused this Security Agreement to be executed by their duly authorized officers as of the date first above written.

                                     CASINO MAGIC OF LOUISIANA, CORP.,
                                     Grantor

                                     By:  /s/ Robert Callaway
                                     Name: Robert Callaway
                                     Title: Secretary


                                     JEFFERSON CASINO CORPORATION,
                                     Grantor

                                     By:  /s/ Robert Callaway
                                     Name: Robert Callaway
                                     Title: Secretary



                                     FIRST TRUST NATIONAL
                                     ASSOCIATION, as agent

                                     By:  /s/ R. Prokesd
                                     Name: Richard Prokesd
                                     Title: Trust Officer

                               SCHEDULE 1
                                   to
                      Pledge and Security Agreement
                        dated as of May 13, 1996
                                  among
                     Casino Magic of Louisiana, Corp
                          C-M of Louisiana, Inc.
                Jefferson Casino Corporation, as Grantors
                                   and
                First Trust National Association, as Agent
                    for the benefit of the Holders of
                   ll 1/2% Senior Secured Notes Due 1999

             *************************************************

       100 shares newly issued by Crescent City Capital Development Corporation as debtor-in-possession

                               SCHEDULE 2

Orleans Parish, Louisiana Recorder of Mortgages

                               SCHEDULE 3
                                  to
                     Pledge and Security Agreement
                       dated as of May 13, 1996
                                among
                    Casino Magic of Louisiana, Corp
                         C-M of Louisiana, Inc.
               Jefferson Casino Corporation, as Grantors
                                 and
               First Trust National Association, as Agent
                   for the benefit of the Holders of
                 11 1/2% Senior Secured Notes Due 1999

             ************************************************

             711 Casino Magic Drive
             Bay St. Louis, MS 39520

                               SCHEDULE 4
                                   to
                      Pledge and Security Agreement
                        dated as of May 13, 1996
                                 among
                     Casino Magic of Louisiana, Corp
                           C-M of Louisiana, Inc.
                 Jefferson Casino Corporation, as Grantors
                                  and
                 First Trust National Association, as Agent
                     for the benefit of the Holders of
                   11 1/2% Senior Secured Notes Due 1999

             *************************************************

      Casino Magic of Louisiana, Corp. will have inventory in the following parishes in the State of Louisiana:

          Orleans
          Bossier
          Caddo
          Terrebonne